                                                                   Exhibit 10.14


LSP Energy Limited Partnership

Attn: Mikhail Segal

July 20, 1998

Re: Batesville Project

Dear Mr. Segal:

The purpose of this Letter of Agreement/Blanket Purchase Order is to establish the commitments between LSP Energy Limited Partnership, a Delaware limited partnership ("Purchaser"), and Westinghouse Power Generation, a Division of CBS Corporation, a Pennsylvania Corporation ("Westinghouse") for the blanket order to purchase by Purchaser and sale by Westinghouse of combustion turbine parts for the Batesville project as specified below (Blanket Purchase Order).

SCOPE OF SUPPLY AND DELIVERY SCHEDULE

Initial Combustion Turbine Parts

Purchaser shall purchase from Westinghouse, via a derivative purchase order under this Letter Agreement/Blanket Purchase Order ("Derivative Purchase Order"), the initial combustion turbine parts listed in Table 1 below ("Initial Combustion Turbine Parts"). Such Derivative Purchase Order for the Initial Combustion Turbine Parts shall be issued by Purchaser to Westinghouse in a time frame which is consistent with Westinghouse's standard lead times as shown in Table 2 (not to exceed 12 months) so as to allow Westinghouse time to deliver the Initial Combustion Turbine Parts prior to the commercial operation date of the Batesville project without expediting, but no later than December 31, 1999.

                                   Table 1

                        -----------------------------
                        INITIAL COMBUSTION       QTY
                          TURBINE PARTS         SETS*
                        -----------------------------
                              Baskets             1
                        -----------------------------
                              Nozzles             1
                         -----------------------------
                           Transitions            1
                         -----------------------------
                        Transition Seals          1
                        -----------------------------

----------
* Represents set quantities.


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Westinghouse Proprietary Information

Follow-On Combustion Turbine Parts

During the first 48,000 equivalent base load operating hours ("EBHs") of each combustion turbine ("FBHs" is defined in Westinghouse Service Bulletin 36803) or eight years from commercial operation of each combustion turbine whichever comes first (the "Term"), Purchaser shall purchase from Westinghouse, via a Derivative Purchase Order, all combustion turbine spare parts required of the type listed in Table 2, including those required for each combustion turbine first four combustor inspections, the first hot path inspection, and first major overhaul inspection "Follow-On Combustion Turbine Parts" (Each Derivative Purchase Order shall specify the number and type Follow-On Combustion Turbine Parts being ordered.). Purchaser may, at its option, extend this agreement until 96,000 EBHs of each combustion turbine or fourteen years from commercial operation of each combustion turbine whichever comes first, if requested in writing prior to December 31, 1998. Follow-On Combustion Turbine Parts set or sets shall be delivered by Westinghouse within Westinghouse's standard lead times as shown in Table 2 (not to exceed 12 months) after Westinghouse receives the Derivative Purchase Order. In the event of unplanned maintenance, where Purchaser requires Westinghouse to deliver Follow-On Combustion Turbine Parts earlier than Westinghouse's standard lead times, Westinghouse will attempt to expedite such Follow-On Combustion Turbine Parts. Prior to any expediting. Purchaser and Westinghouse will attempt to agree to any additional charges to be paid by Purchaser for such expediting. If Westinghouse is unable to deliver any such Follow-On Combustion Turbine Parts in a reasonable time or if the parties are not able to agree to such additional charges for expediting, Purchaser may purchase such Follow-On Combustion Turbine Parts from other sources if delivery from other sources is substantially earlier for said Follow-On Combustion Turbine Parts.

                                     Table 2

                 ----------------------------------------------
                 FOLLOW-ON COMBUSTION     PRICE      Standard
                     TURBINE PARTS       PER SET    leadtime in
                                                     man-weeks
                 ----------------------------------------------
                 Baskets                  $488,130      16
                 ----------------------------------------------
                 Nozzles                  $811,440      18
                 ----------------------------------------------
                 Transitions            $1,152,000      26
                 ----------------------------------------------
                 Transition Seals          $73,500      18
                 ----------------------------------------------
                 Row 1 Vane             $1,158,305      52
                 ----------------------------------------------
                 Row 1 Blade            $1,152,720      52
                 ----------------------------------------------
                 Row 2 Vane             $1,107,745      52
                 ----------------------------------------------
                 Row 2 Blade              $799,720      52
                 ----------------------------------------------
                 Row 3 Vane               $694,050      32
                 ----------------------------------------------
                 Row 3 Blade            $1,168,610      32
                 ----------------------------------------------
                 Row 4 Vane               $876,560      32
                 ----------------------------------------------
                 Row 4 Blade              $859,200      32
                 ----------------------------------------------
                 Row 1 Ring Segments      $145,000      30
                 ----------------------------------------------
                 Row 2 Ring Segments      $145,000      30
                 ----------------------------------------------
                 Row 3 Ring Segments      $128,000      30
                 ----------------------------------------------
                 Row 4 Ring Segments      $128,000      30
                 ----------------------------------------------
                 Compressor Diaphragms  $2,404,710      52
                 ----------------------------------------------
                 Compressor Blades      $1,670,025      26
                 ----------------------------------------------
               Note: All prices listed in table are in 7/1/98 US$.


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Westinghouse Proprietary Information

PRICING & PAYMENT TERMS

Initial Combustion Turbine Parts

In consideration of the Initial Combustion Turbine Parts provided by Westinghouse, Purchaser will pay to Westinghouse the price of $2,020,056 (in July 1, 1998 US$), as adjusted either up or down by the BLS (60% PPI3511-1 for materials; 40% SIC3511 for labor) at the time of each invoice, provided, however such price shall not be adjusted downward below $2,020,056.

Westinghouse shall submit an initial invoice in the amount of 35% of the price for the Initial Combustion Turbine Parts upon receipt of Purchaser's Derivative Purchase Order for the Initial Combustion Turbine Parts and Purchaser shall pay such invoice within thirty days of such submission. Upon shipment, Westinghouse shall submit an invoice in the amount of any unpaid balance of the price for the supply of the Initial Combustion Turbine Parts and Purchaser shall pay such invoice within thirty days of such submission or at the time Purchaser has received, inspected and accepted the Initial Combustion Turbine Parts from the transportation carrier, whichever comes later.

Follow-On Combustion Turbine Parts

In consideration of the Follow-On Combustion Turbine Parts provided by Westinghouse, Purchaser will pay to Westinghouse 80% of the list price for the particular Follow-On Combustion Turbine Parts set or sets desired, as specified in the above table, as adjusted either up or down by the BLS (60% PPI3511-1 for materials; 40% SIC3511 for labor) at the time of each invoice, provided, however such prices shall not be adjusted downward below 80% of the prices specified in the above table. If market prices of Westinghouse's Follow-On Combustion Turbine Parts significantly change downward, Purchaser may elect to re-negotiate this Letter Agreement/Blanket Purchase Order in good faith with Westinghouse to reflect Westinghouse's new market prices.

Upon receipt by Westinghouse of the Derivative Purchase Order from Purchaser stating Purchaser's desire to receive delivery of a particular set or sets of Follow-On Combustion Turbine Parts, Westinghouse shall submit an initial invoice in the amount of 35% of the price for the particular set or sets of Follow-On Combustion Turbine Parts and Purchaser shall pay such invoice within thirty days of such submission. Upon shipment, Westinghouse shall submit an invoice in the amount of any unpaid balance of the price of such particular set or sets of Follow-On Combustion Turbine Parts and Purchaser shall pay such invoice within thirty days of such submission or at the time Purchaser has received, inspected and accepted the Initial Combustion Turbine Parts from the transportation carrier, whichever comes later.

INITIAL COMBUSTION TURBINE PARTS AND FOLLOW-ON COMBUSTION TURBINE PARTS WARRANTY AND EXCLUSIVE REMEDY

Westinghouse warrants that the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts furnished to Purchaser under this Blanket Purchase Order or under any Derivative Purchase Order, including any part repaired or replaced by Westinghouse during the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts Warranty Period, will be free of defects in workmanship and materials until (i) 42 months from delivery of the original New Initial Combustion Turbine Part or New Follow-On Combustion Turbine Part, (ii) 12 months after such original New Initial Combustion Turbine Part or New Follow-On Combustion Turbine Part is installed in the combustion turbine,
(iii) 8,000 EBHs after such original New initial Combustion Turbine Part or New Follow-On Combustion Turbine Part is installed in the combustion turbine ("EBHs" is defined in Westinghouse Service Bulletin 36803), or (iv) 400 Equivalent Starts after such original New Initial Combustion Turbine


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Westinghouse Proprietary Information

Part or New Follow-On Combustion Turbine Part is installed in the combustion turbine ("Equivalent Starts" is defined in Westinghouse Service Bulletin 36803), whichever occurs first, except that the warranties on all the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts shall expire no later than one year after the conclusion of the Term of the Contract (the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts Warranty Period.

If during the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts Warranty Period Westinghouse is promptly notified in writing that the New Initial Combustion Turbine Paris and Follow-On Combustion Turbine Parts fails to conform to the New Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts Warranty, Westinghouse will at its option and expense correct such nonconformity by repair or replacement.

TERM AND CONDITIONS

The exclusive terms and conditions governing this Letter Agreement/Blanket Purchase Order and any Derivative Purchase Order are those set forth in Westinghouse Selling Policy 1270, dated April 1, 1997 with the exception that:
(i) Article 2 of such Selling Policy is replaced with the Scope of Supply and Delivery Scheduled specified above; (ii) the second and third paragraphs of Articles 3 of such Selling Policy and Items A & B of Article 4 of such Selling Policy are replaced with the Pricing & Payment Terms specified above; and (iii)
Article 7, Section A. of such Selling Policy is replaced with the Initial Combustion Turbine Parts and Follow-On Combustion Turbine Parts Warranty and Exclusive Remedy specified above. If there are any other terms and conditions in Selling Policy 1270, dated April 1, 1997, which directly conflict with the terms and conditions of this Letter Agreement/Blanket Purchase Order, the terms and conditions in this Letter Agreement/Blanket Purchase Order shall supersede. Any and all terms and conditions specified/referenced in a Derivative Purchase Order, other than those specified herein, whether preprinted or otherwise, are null and void and shall in no event have any force and effect.

NOW, THEREFORE, the parties hereto have entered into this Letter
Agreement/Blanket Purchase Order as of the date first appearing above.

WESTINGHOUSE                           PURCHASER

WESTINGHOUSE POWER GENERATION          LSP ENERGY LIMITED PARTNERSHIP.

By: /s/ T. A. Christopher              By: /s/ R. L. Brooks
    -------------------------------        -----------------------------
    Name: T. A. Christopher                Name: R. L. BROOKS
    -------------------------------        -----------------------------
    Title: V.P. and General Manager        Title: S.V.P., MARKETING
    -------------------------------        -----------------------------


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Westinghouse Proprietary Information

[LOGO]            Westinghouse Electric Corporation           Selling Policy
                  Power Generation Business Unit              1270
                  The Quadrangle                              Page 1
                  4400 Alafaya Trail
                  Orlando, Florida. U.S.A. 32526-2399

                  (For sales in the USA)

June 1, 1989
Supersedes Selling Policy 1270, Pages 1-6
dated November 1, 1982
Mailed to: E, C/1270

These Terms and Conditions govern the Sale of Equipment, Shop Repair and Modernization, and Technical Services for Power Generation Equipment.

The terms and conditions set forth in the Westinghouse quotation and in this Selling Policy 1270 are the terms and conditions governing the Westinghouse offer. Each offer is valid for 60 days from the date of the offer unless extended, modified or withdrawn in writing by Westinghouse. The return of a purchase order or any other reasonable manner of acceptance communicated to Westinghouse during such validity period will be sufficient to form an Agreement on the terms and conditions of the Westinghouse offer including the terms and conditions of this Selling Policy 1270.

1.    Definitions

Whenever used in this document with initial capitalization, the following definitions shall be applicable:

A. "Agreement" or "Contract" shall mean the Westinghouse quotation, this Selling Policy 1270 and Purchaser's purchase order (excluding any preprinted terms and conditions on said purchase order and in any attachment or attachments to said purchase order) or other document evidencing acceptance of the Westinghouse offer as set forth in the quotation; or an integrated agreement signed by Westinghouse and Purchaser; for Equipment, Shop Repair and Modernization, and Technical Services, or one or more of them.

B. "Equipment" shall mean equipment, components, parts and materials provided by Westinghouse pursuant to the Agreement.

C. "Purchaser" shall mean the entity purchasing Equipment, Shop Repair and Modernization, and Technical Services, or one or more of them, as well as any other owners of the power generation facility where the Equipment or Purchaser's Material will be situated.

D. "Purchaser's Material" shall mean equipment, materials, components and items of any kind owned by Purchaser for which Westinghouse is to provide Technical Services under the Agreement or on which Westinghouse is to perform Shop Repair and Modernization under the Agreement, or both of them.

E. "Shop Repair and Modernization" shall mean work performed by Westinghouse on Purchaser's Material at a Westinghouse manufacturing plant, a Westinghouse service facility or a suitable facility selected by Westinghouse.

F. "Site" shall mean the Purchaser's facility where the Equipment or Purchaser's Material will be situated.

G. "Supplier" shall mean any subcontractor or supplier of any tier who supplies goods and services to Westinghouse in connection with the obligations of Westinghouse under the Agreement.

H. "Technical Services" shall mean (i) inspections, technical evaluation of inspections, technical analysis of materials and technical recommendations related to Shop Repair and Modernization, (ii) technical information provided by Westinghouse including data interpretation and report, (iii) advice and consultation given to Purchaser's personnel at Purchaser's facility or at a Westinghouse facility by a Westinghouse engineer or technician or (iv) advice and guidance given to Purchaser by the Westinghouse field engineer(s) regarding methods and procedures for installation of Equipment or Purchaser's Material and for periodic maintenance and calibration of Equipment or Purchaser's Material when the scope of work under the Agreement specifically provides for much services.

I. "Westinghouse" shall mean Westinghouse Electric Corporation or an affiliated company and their subsidiaries, successors and assigns.

2.    Scope

Westinghouse will furnish to Purchaser Equipment, Shop Repair and Modernization, and Technical Services, or some or all of them, as specified in and pursuant to the Agreement.

3.    Price Policy

Unless otherwise stated in the offer, the price does not include disassembly and reassembly of equipment at the Site.

Prices are firm for (i) Equipment with a scheduled shipment date of 60 weeks or less from the date of the Agreement and (ii) Shop Repair and Modernization, and Technical Services which are scheduled to be performed within 60 weeks from the date of the Agreement.

For (i) Equipment with a scheduled shipment date in excess of 60 weeks and (ii) Shop Repair and Modernization, and Technical Services scheduled to be completed beyond 60 weeks from the date of the Agreement, the prices are subject to adjustment upward or downward for changes in labor and material indexes. This adjustment shall be determined in accordance with Price Adjustment Policy 1270-1.

4.    Terms of Payment

A. For Agreements covering Equipment or Shop Repair and Modernization, or both of them, with a total price of $500,000 or less terms of payment are net thirty (30) days from date of invoice. The invoice will be issued on the date of shipment. Where partial shipments are made pro rata invoices will be issued on the date of each partial shipment.

B. For Agreements covering Equipment or Shop Repair and Modernization, or both of them, with a total price in excess of $500,000 the terms of payment are as set forth below:

      (a) 5% of the total price (as adjusted in accordance with the provisions of Price Adjustment Policy 1270-1 when adjustment is applicable) will be invoiced sixty (60) days after the date of the Agreement, and

      (b) progressive payments in the amount of 85% of the total price (as adjusted in accordance with the provisions of Price Adjustment Policy 1270-1 when adjustment is applicable) will be invoiced in equal monthly installments commencing thirty (30) days after issuance of the 5% invoice and extending to the first day of the month which includes the day of scheduled shipment, and

      (c) 10% of the price of each item (as adjusted in accordance with the provisions of Price Adjustment Policy 1270-1 when adjustment is applicable) will be invoiced upon shipment of that item.

      (d) Payment of each invoice is to be made within thirty (30) days of its date.

      (e) Should the price of any portion of the work covered by the Agreement be revised in accordance with the provisions set forth herein invoicing will be made according to the terms set forth above by determining the accumulated percentage of the price due times the revised price and subtracting the sum of the payments previously made.

      (f) If shipment (from the manufacturing plant or repair facility where the work is performed) of an item Is delayed for causes which are within the reasonable control of Westinghouse, issuance of the invoice covering the final 10% payment detailed in (c) above will be deferred for twice the number of months by which shipment of that item is delayed. Furthermore, where applicable, Purchaser will be excused from the duty to pay any net price increase on the final 10% payment of the delayed item resulting from the operation of the provisions of Price Adjustment Policy 1270-1 during the period of, and arising solely from, such delay in shipment of said item by Westinghouse.

            THE REMEDIES OF PURCHASER SET FORTH ABOVE FOR DELAY IN SHIPMENT CAUSED BY WESTINGHOUSE ARE EXCLUSIVE AND NO OTHER REMEDIES OF ANY KIND WHATSOEVER SHALL APPLY, Deferral in issuance of the final 10% invoice and (where applicable) forgiveness of certain net price increases as provided above shall constitute complete fulfillment of all liabilities of Westinghouse to Purchaser for delay in shipment whether based in contract, tort (including negligence and strict liability), or otherwise.

C. For Agreements covering Technical Services terms of payment are net within thirty (30) days from date of invoice. Invoices will be issued on the fifteenth day of each month covering the Technical Services performed in the previous month.

D. In any instance where Purchaser is unable to return components to Westinghouse for fitting or for coordination with other assemblies by the specific date agreed to in the Agreement, Westinghouse reserves the right to Invoice Purchaser for work performed to date and either ship the components to Purchaser in their existing state or hold the components in storage at Purchaser's risk and expense. That portion of the work which is to be performed by Westinghouse at a later date will be performed as a Purchaser requested change under Article 17 - Changes.

E. For Agreements covering the supply of banding that require field pitch measurements, Westinghouse will ship the blading and the unpunched shroud at approximately the same time. Purchaser will make payment in full in accordance with Section A or B above. Westinghouse will punch the shroud at a later date at no charge.

F. If shipments are delayed by Purchaser, affected payments shall become due based on the date Westinghouse is prepared to make shipment.

G. Any past due amounts shall, without prejudice to the right of Westinghouse to payment when due, bear interest at a floating rate equivalent to one-twelfth (1/12) of the per annum prime rate charged by Chase Manhattan Bank. New York, New York, U.S.A., as such prime rate is published on the first banking day following the date payment is due, plus an additional one-half of one percent (0.5%) payable each month or portion thereof that payment is delayed. If payments are not made when due Westinghouse, upon fifteen (15) days written notice, may, at its option, suspend all further work hereunder. Resumption of work thereafter is contingent upon correction of the payments deficiency. The schedule for the resumed work will be established by Westinghouse based on its then current work load and the availability of other resources. All Westinghouse expenses associated with any such suspension shall be for the account of Purchaser.

H. If there exists a good faith dispute over the amounts to be paid. Purchaser shall pay the undisputed amount. The disputed portion may be held in abeyance until resolution of the matter with that portion, together with the interest charge specified in G above, due thirty (30) days after said resolution.

5.    Delivery, Title and Risk of Loss or Damage

Delivery of each component of Equipment shall be made when said component is placed Free On Board carrier at the manufacturing plant. Legal and equitable title and risk of loss or damage to each such component of the Equipment shall pass from Westinghouse to Purchaser upon Delivery.

Purchasers Material sent to Westinghouse for Shop Repair and Modernization or Purchaser's Material or Equipment being returned pursuant to the provisions of the Warranty or Patents Articles of the Agreement will be delivered by Purchaser at its expense to the repair or manufacturing plant designated by Westinghouse where the work is to be performed. Title to such Equipment or Purchaser's Material will remain at all times with Purchaser. Risk of loss or damage to such Equipment or Purchaser's Material will transfer to Westinghouse upon its arrival on board the carrier at the repair or manufacturing plant and will transfer back to Purchaser upon its delivery to the carrier at the repair or manufacturing plant after the work is performed. Delivery of Purchaser's Material shall be made when the item is placed Free On Board carrier at the repair or manufacturing plant after the work is performed. When repair work is performed by Westinghouse at the Site, title and risk of loss or damage to the Equipment, to Purchaser's Material and to other property shall remain at all times with Purchaser.

6.    Transportation

A.    Transportation and Storage

      When items of Equipment are ready for shipment or Shop Repair and Modernization is completed on Purchaser's Material, Westinghouse will (i) in the absence of shipping instructions inform Purchaser of pending shipment and Purchaser will thereafter promptly give shipping instructions to Westinghouse (ii) determine the method of transportation and the routing of the shipment and (iii) ship the Equipment or Purchaser's Material freight prepaid and included in the price by Normal Carriage:

      (a) to Purchaser's designated destination when shipped by highway transport, or

      (b)   to the rail siding nearest Purchaser's designated destination when

[LOGO]                                                            Selling Policy
                                                                  1270
                                                                  Page 3

            shipped by rail transport.

      In the event that Purchaser fails to provide Westinghouse with timely shipping instructions, Westinghouse will ship the equipment or Purchaser's Material by Normal Carriage to Purchaser or to a suitable storage location selected by Westinghouse.

      If the Equipment or Purchaser's Material is to be placed into storage in accordance with the above, delivery of the Equipment or Purchasers Material shall be deemed to have occurred for all purposes hereunder at the time the Equipment or Purchaser's Material is placed on the carrier for shipment to the storage location. If it is to be stored in the facility where manufactured, or where Shop Repair and Modernization is performed, delivery shall be deemed to have occurred when the Equipment or Purchaser's Material (i) is placed Free On Board the common carrier for shipment to the storage location or (ii) is placed into the storage location when stored in a Westinghouse manufacturing facility.

      In the event of storage pursuant to the preceding paragraph, all expenses thereby incurred by Westinghouse, such as preparation for and placement into storage, handling, freight, storage, inspection, preservation, taxes and insurance, shall be payable by Purchaser upon submission of an invoice(s) prepared by Westinghouse. When conditions permit and upon payment to Westinghouse of any additional amounts due hereunder, Purchaser shall arrange, at its expense, for removing the Equipment or Purchaser's Material from storage.

B.    Normal Carriage

      Most Equipment and Purchaser's Material can be shipped by highway transport. Westinghouse shall make every reasonable effort to ship by highway transport unless rail transport is requested by Purchaser. Normal Carriage means carriage by either, highway transport (provided this does not necessitate use of specialized riggers trailers) or by rail transport, on normal routing from the repair facility or factory to (i) Purchaser's designated destination when shipped by highway transport, (ii) the rail aiding nearest Purchasers designated destination when shipped by rail transport or (iii) the port of export selected by Westinghouse in the 48 continental United States if Purchaser's designated destination is outside the United States or is in Alaska or Hawaii.

C.    Special Transportation and Services

      Purchaser agrees to pay or to reimburse any transportation charges in excess of regular charges for Normal Carriage, including, but not limited to, excess charges for special routing, special trains, specialized riggers trailers, lighterage, barging and air transport.

Purchaser also agrees to pay or to reimburse any cost incurred or charge resulting from special services performed in connection with the transportation of the Equipment or Purchaser's Material, including, but not limited to, the construction and repair of transportation and handling facilities, bridges and roadways, of whatever kind and wherever located.

7.    Warranty

A.    Equipment Warranty and Exclusive Remedy

      Westinghouse warrants that the Equipment furnished to Purchaser, including any part repaired or replaced by Westinghouse during the Equipment Warranty Period, will be free of defects in workmanship and materials until one (1) year from the date of shipment of the original Equipment to Purchaser (the Equipment Warranty Period).

      If during the Equipment Warranty Period Westinghouse is promptly notified in writing that the Equipment fails to conform to the Equipment Warranty, Westinghouse will at its option and expense correct such nonconformity by repair or replacement.

B.    Shop Repair and Modernization Warranty and Exclusive Remedy

      Westinghouse warrants that the work performed by Westinghouse on Purchaser's Material, including any materials supplied by Westinghouse in connection therewith (hereinafter referred to as the "Work"), will be free of defects in workmanship and materials until one year from the date of shipment of Purchaser's Material to Purchaser (the Shop Repair and Modernization Warranty Period).

      If during the Shop Repair and Modernization Warranty Period Westinghouse is promptly notified in writing that the Work fails to conform to the Shop Repair and Modernization Warranty, Westinghouse will at its option and expense correct such nonconformity by repair or replacement of the defective portion of the Work. If repair or replacement is impractible, Westinghouse will refund the amount of the compensation paid to Westinghouse for such nonconforming portion of the Work.

C.    Technical Services Warranty and Exclusive Remedy

      Westinghouse warrants for each item of Technical Services that (i) the engineering services of its personnel will be competent and consistent with Westinghouse's engineering practices and (ii) the technical information, reports, analyses and recommendations transmitted by Westinghouse in connection therewith will be competent and consistent with Westinghouse's engineering practices, until one year from the date of completion of that Item of Technical Services (the Technical Services Warranty Period).

      If during the Technical Services Warranty Period Westinghouse is promptly notified in writing that any portion of the Technical Services fails to conform to the Technical Services Warranty, Westinghouse, if Purchaser provides (when necessary) access to the areas in Purchaser's facility where Technical Services were performed, will promptly reperform such nonconforming portion of the Technical Services or if reperformance is impracticable Westinghouse will refund the amount of the compensation paid to Westinghouse for such nonconforming portion of the Technical Services.

D.    Title

      Westinghouse warrants that the Equipment, when delivered, shall not be subject to any encumbrances, liens, security interests, or other defects in title. In the event of any failure to conform to this warranty, Westinghouse, upon prompt written notice of such failure, shall defend the title to the Equipment.

E.    Warranty Conditions

      The warranties and remedies set forth in this Article are conditioned upon:

      (1) Purchaser's receipt, handling, storage and maintenance during any storage, installation, testing, operation and maintenance, including tasks incident thereto, of the Equipment, Purchaser's Material or Purchaser's equipment for which Westinghouse has provided Technical Services, in accordance with the recommendations of Westinghouse to the extent applicable or, in the absence of such recommendations or to the extent not applicable, in accordance with the generally accepted practices of the United States electric power industry. In addition, such Equipment, Purchaser's Material or Purchaser's equipment shall not have been operated in excess of limitations specified in writing by Westing-house and not have been subjected to accident, alteration, abuse or misuse; and

      (2)   the Purchaser, without cost to Westinghouse;

            (a) providing working access to the non-conformity, including disassembly, removal, replacement and reassembly of the Equipment, Purchaser's Material and any other equipment, materials or structures necessary to permit Westinghouse to perform the warranty work.

            (b) making its Site facilities and personnel (to the extent consistent with personnel job classifications) available to assist Westinghouse in the performance of its warranty obligations.

F.    Additional Condition Applicable to the Sale of Monitoring Devices.

      Monitoring devices supplied by Westinghouse pursuant to the Agreement, such as but not limited to, monitors for generator condition and for steam chemistry, are intended to enhance the availability and reliability of steam turbine generators. These monitors normally represent state-of-the-art technology which enables users to better diagnose and control conditions within the turbine generator. While such monitors follow conditions and trends within the equipment and thereby permit earlier detection of harmful conditions, Westinghouse does not warrant or represent that use of such monitors will prevent failure or detect all harmful conditions in the turbine generator and Purchaser acknowledges the same.

G. Additional Conditions Applicable to Diagnostic and Non-Destructive Examination and Testing.

      Diagnostic and non-destructive examination and testing techniques employed by Westinghouse represent the current Westinghouse techniques for detecting defects in (including indications of cracking) and evaluation of the condition of Purchaser's Material. However even these current techniques, when performed according to the standards detailed above in this warranty provision, may not detect all of the defects In Purchaser's Material (including indications of cracking) and shall not constitute a breech by Westinghouse of its warranty obligations. Purchaser acknowledges that Westinghouse will not be responsible for the consequences of undetected defects including undetected cracks.

H.    Exclusivity of Warranties and Remedies.

      THE WARRANTIES SET FORTH IN THIS ARTICLE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). Correction of non-conformities in the manner and for the period of time provided above shall constitute Westinghouse's sole liability and Purchaser's exclusive remedy for failure of Westinghouse to meet its warranty obligations whether claims of the Purchaser are based in contract, in tort (including negligence and strict liability), or otherwise.

8.    Taxes

The price paid or to be paid to Westinghouse under the Agreement does not include any federal (other than federal income taxes imposed on Westinghouse), state, or local property, license, privilege, sales, use, excise, value added, gross receipts, or similar taxes now or hereafter applicable to, measured by, or imposed upon or with respect to the transaction, the property, its sale, its value or its use, or any services performed in connection therewith. Purchaser agrees to pay or reimburse Westinghouse for any such taxes which Westinghouse or its Suppliers are required to pay.

9.    Additional Conditions Applicable to Nuclear Installations

In the event the Technical Services, the Shop Repair and Modernization or the Equipment provided hereunder is to be performed or utilized at or in any manner in connection with a nuclear installation, the following conditions shall apply:

A.    Purchaser Insurance

      (1) If Purchaser procures property damage insurance applicable to occurrence at the Site and third party non-nuclear liability insurance, or either of such types of insurance, such insurance will name Westinghouse and its Suppliers as additional insureds.

      (2) In the event the Equipment or Purchaser's Material shall be utilized at or in connection with a nuclear installation, Purchaser shall at its own cost, prior to the arrival of nuclear fuel at the Site, secure and thereafter maintain in force protection against liability arising out of or resulting from a nuclear incident (as defined in the Atomic Energy Act of 1954, as amended) as required by the Nuclear Regulatory Commission; provided, however, that if the nuclear liability protection system in effect on the date of the Agreement expires or is repealed, changed, or modified, Purchaser will, without cost to Westinghouse, maintain liability protection through government indemnity, limitation of liability, and/or liability insurance which will not result in a material impairment of the protection afforded Westinghouse and its Suppliers by such nuclear liability protection system which is in effect as of the date of the Agreement, taking into account the availability of insurance, customary practice in the United States electric utility industry for plants of similar size and character, and other relevant factors in light of then existing conditions. In any event, the protection provided pursuant to this provision shall remain in effect until the decommissioning of the nuclear plant.

B.    Waivers by Purchaser

      Neither Westinghouse nor its Suppliers shall be liable for any loss of, damage to, or loss of use of property or equipment wherever located, arising out of or resulting from a "nuclear incident". Purchaser waives and, to the extent permitted by its insurer, will require its insurers to waive all rights of recovery against Westinghouse and its Suppliers on account of any such loss, damage, or loss of use. All such waivers shall be in a form acceptable to Westinghouse.

      In the event Purchaser recovers damages from a third party based on losses at the plant site resulting from the hazardous properties of source, special nuclear or byproduct material (as defined in the Atomic Energy Act of 1954, as amended). Purchaser shall indemnity Westinghouse and its Suppliers against claims by such third party which are based on Purchaser's recovery of such damages. In addition, Purchaser waives and will require its insurers to waive all rights of recovery against Westinghouse and its Suppliers, for any and all costs or expenses arising out of or in connection with the investigation and settlement of claims or the defense of suits for damage resulting from the nuclear energy hazard.

C.    Third Party Property Protection

      Purchaser will indemnify Westinghouse and its Suppliers for any liability arising

[LOGO]                                                            Selling Policy
                                                                  1270
                                                                  Page 5

      out of loss of or damage to property at the Site which arises out of a "nuclear incident". In addition, Purchaser shall obtain for the benefit of Westinghouse and its Suppliers, protection against liability for, arising out of, or resulting from damage to any property or equipment located at the Site which is used or intended for use by Purchaser in connection with the operation of the nuclear power plant (including but not limited to fuel) and which is owned by parties other than Purchaser.

D.    Decontamination

      Purchaser shall, without cost to Westinghouse, perform any required decontamination and health physics to the extent necessary for Westinghouse to perform its contractual obligations. This includes decontamination of any Westinghouse equipment or tools used in the performance thereof. Purchaser shall provide documentation demonstrating that components or parts being returned to Westinghouse meet the requirements designated for unrestricted release as set forth in 10CFR20.

10.   Force Majeure

A. Westinghouse will not be liable for failure to perform any obligation or delay in performance resulting from or contributed to by any cause beyond the reasonable control of Westinghouse or its Suppliers or from any act of God; act of civil or military authority; act of war whether declared or undeclared; act (including delay, failure to act, or priority) of any governmental authority or Purchaser; civil disturbance; insurrection or riot; sabotage; fire; inclement weather conditions; earthquake; flood; strike; work stoppage or other labor difficulty; embargo; car shortage; fuel or energy shortage; major equipment breakdown; delay or accident in shipping or transportation; or failure or delay beyond its reasonable control in obtaining necessary manufacturing facilities, labor, or materials from usual sources.

B. In the event of a delay in performance excusable under this Article, the date of Delivery or time for performance of the work will be extended by a period of time reasonably necessary to overcome the effect of such delay, and Purchaser will reimburse Westinghouse for its additional costs and expenses resulting from the delay.

11.   Termination

Purchaser may terminate the Agreement upon thirty (30) days prior written notice to Westinghouse and payment of reasonable and proper termination charges. Should the work be delayed for a period in excess of six (6) months, at the option of Westinghouse, the Agreement may be deemed to have been terminated by Purchaser. Termination charges in either event will include a portion of the purchase price reflecting the amount of work performed, man hours expended and materials acquired at the time of termination. These charges will also include the expenses associated with the termination, including, but not limited to, any additional expense incurred by reason of termination or cancellation of agreements between Westinghouse and its Suppliers, and any applicable costs allocated in contemplation of performance. Westinghouse will make every reasonable effort to minimize such termination charges. All termination charges shall be due and payable thirty (30) days from the date at the Westinghouse invoice.

12.   Patents

A. Westinghouse will, at its own expense, defend or at its option settle any suit or proceeding brought against Purchaser so far as based on an allegation that any Technical Services, work on Purchaser's Material, Equipment (including parts thereof), or use thereof for its intended purpose, constitutes an infringement of any United States patent, if Westinghouse is notified promptly in writing and given authority, information, and assistance in a timely manner for the defense of said suit or proceeding. Westinghouse will pay the damages and costs awarded in any suit or proceeding so defended. Westinghouse will not be responsible for any settlement of such suit or proceeding made without its prior written consent. In case the Technical Services, work on Purchaser's Material, the Equipment, or any part thereof, as a result of any suit or proceeding so defended is held to constitute infringement or its use by Purchaser is enjoined, Westinghouse will, at its option and its own expense, either: (a) procure for Purchaser the right to continue using said Equipment or Purchaser's Material; (b) replace it with substantially equivalent non-infringing equipment; or (c) modify it so it becomes non-infringing.

B. Westinghouse will have no duty or obligation to Purchaser under this Article to the extent that the Technical Services, work on Purchaser's Material or Equipment is (a) supplied according to Purchaser's design or instructions wherein compliance therewith has caused Westinghouse to deviate from its normal course of performance, (b) modified by Purchaser or its contractors after delivery, or (c) combined by Purchaser or its contractors with items not furnished hereunder and by reason of said design, instruction, modification, or combination a suit is brought against Purchaser. In addition, if by reason of such design, instruction, modification or combination, a suit or proceeding is brought against Westinghouse, Purchaser shall protect Westinghouse in the same manner and to the same extent that Westinghouse has agreed to protect Purchaser under the provisions of Paragraph A above.

C. THIS ARTICLE IS AN EXCLUSIVE STATEMENT OF ALL THE DUTIES OF THE PARTIES RELATING TO PATENTS AND DIRECT OR CONTRIBUTORY PATENT INFRINGEMENT AND OF ALL THE REMEDIES OF PURCHASER RELATING TO ANY CLAIMS, SUITS, OR PROCEEDINGS INVOLVING PATENTS. Compliance with this Article as provided herein shall constitute fulfillment of all liabilities of the parties under the Agreement with respect to patents.

13.   Proprietary Information

A. Westinghouse may have a proprietary interest in information that may be furnished pursuant to the Agreement. Purchaser will keep in confidence and will not disclose any such information which is specifically designated as being proprietary to Westinghouse without the prior written permission of Westinghouse or use any such information for other than the purpose for which it is supplied. The provisions of this paragraph shall not apply to information, notwithstanding any confidential designation thereof, which is known to Purchaser without any restriction as to disclosure or use at the time it is furnished, which is or becomes generally available to the public without breach of any agreement, or which is received from a third party without limitation or restriction on said third party or Purchaser at the time of disclosure.

B. Westinghouse also has a proprietary interest in the quotation and the Agreement. Accordingly, neither document will be disclosed in whole or in part to third parties without the prior written permission of Westinghouse.

C. When required by appropriate governmental authority, including governmental regulations, applicable law or regulation, by order of a court of competent jurisdiction or lawful subpoena (hereinafter collectively referred to as "Governmental Authority"), Purchaser may disclose such proprietary information to such Governmental Authority; provided, however, that prior to making any such disclosure, Purchaser will: (a) provide Westinghouse with timely advance written notice of the proprietary information requested by such Governmental Authority and Purchaser's intent to so disclose; (b) minimize the amount of proprietary information to be provided consonant with the interests of Westinghouse and its Suppliers and the requirements of the Governmental Authority Involved; and (c) make every reasonable effort (which shall include participation by Westinghouse in discussions with the Governmental Authority involved) to secure confidential treatment and minimization of the proprietary information to be provided. In the event that efforts to secure confidential treatment are unsuccessful, Westinghouse shall have the prior right to revise such information to minimize the disclosure of such information in a manner consonant with its interests and the requirements of the Governmental Authority involved.

14.   Limitation of Liability

PURCHASER EXPRESSLY AGREES THAT NEITHER WESTINGHOUSE NOR ITS SUPPLIERS WILL UNDER ANY CIRCUMSTANCES BE LIABLE UNDER ANY THEORY OF RECOVERY, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER WARRANTY, OR OTHERWISE, FOR: ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER; DAMAGE TO OR LOSS OF PROPERTY OR EQUIPMENT; LOSS OF PROFITS OR REVENUE; LOSS OF USE OF PURCHASER'S MATERIAL, EQUIPMENT OR POWER SYSTEM; INCREASED COSTS OF ANY KIND, INCLUDING BUT NOT LIMITED TO CAPITAL COST, FUEL COST AND COST OF PURCHASED OR REPLACEMENT POWER; OR CLAIMS OF CUSTOMERS OF PURCHASER.

PURCHASER EXPRESSLY AGREES THAT THE REMEDIES PROVIDED HEREIN ARE EXCLUSIVE AND THAT UNDER NO CIRCUMSTANCES SHALL THE TOTAL AGGREGATE LIABILITY OF WESTINGHOUSE UNDER ANY THEORY OF RECOVERY, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNDER WARRANTY, OR OTHERWISE, EXCEED THE TOTAL PRICE PAID TO WESTINGHOUSE UNDER THIS AGREEMENT.

THE PROVISIONS OF THIS ARTICLE SHALL PREVAIL OVER ANY CONFLICTING OR INCONSISTENT PROVISIONS SET FORTH ELSEWHERE IN THIS AGREEMENT.

15.   Transfer

Prior to the transfer to another party of any Equipment or Purchaser's Material or the transfer of any interest in said Equipment or Purchaser's Material or Purchaser's power generation facility in which said Equipment or Purchaser's Material is installed, Purchaser shall obtain for Westinghouse written assurances from the transferee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded Westinghouse and its Suppliers under the Agreement. Transfer contrary to the provisions of this Article shall make Purchaser the indemnitor of Westinghouse and its Suppliers against any liabilities incurred by Westinghouse and its Suppliers in excess of those that would have been incurred had no such transfer taken place.

16.   Compliance with Laws

In the performance of work under the Agreement, Westinghouse and its Suppliers shall comply with all applicable provisions of Executive Order 11246, as amended, relating to equal opportunity and nonsegregated facilities, the Fair Labor Standards Act of 1933, the Occupational Safety and Health Act of 1970. The price for such work is based on compliance by Westinghouse with these laws and requirements as they are in effect on the date of the offer submitted by Westinghouse (or the effective date of the Agreement if no offer is provided).

17.   Changes

Purchaser may request changes within the scope of the Agreement and, if accepted by Westinghouse, the price, performance, schedule and other pertinent provisions of the Agreement will be adjusted by mutual agreement of the parties prior to implementation of the change.

Expenses Incurred by Westinghouse due to (i) delays, other than delays which are deemed to be within the reasonable control of Westinghouse, and (ii) changes in applicable laws and requirements after the date of the offer submitted by Westinghouse, as applicable, will be treated as changes to the scope of work and the Agreement will be adjusted as set forth in the previous paragraph.

Westinghouse may make a change(s) in the Equipment, the work on Purchaser's Material or the Technical Services without additional compensation from Purchaser if such change(s) does not adversely affect the warranties, the interface with Purchasers equipment, materials and plant, the technical soundness of the work, the operability of the facility where the Equipment or Purchaser's Material is installed or for which Westinghouse is providing Technical Services under the Agreement or the schedule.

18.   Inspection by Purchaser

Purchaser shall have reasonable access to the areas of the Westinghouse plants where work under the Agreement is being performed to enable Purchaser to observe tests on the work. Westinghouse, if requested, will inform the Purchaser of those tests and procedures which can be witnessed. Should Purchaser elect to witness specific tests, Purchaser must so specify such requirement in ample time to permit Westinghouse to include said witness tests in the schedule. Westinghouse, if requested, will advise Purchaser of the schedule of such tests, However, no rescheduling of tests or delays in manufacturing or shipment will be made to accommodate such inspection. Westinghouse will exercise reasonable efforts to secure similar rights with respect to the inspection of Purchaser's work at Supplier's premises.

19.   Returning Equipment or Purchaser's Material

Prior to the return of any Equipment or Purchaser's Material to Westinghouse, the Purchaser must obtain authorization and shipping instructions from Westinghouse and remove all asbestos material.

The Equipment or Purchaser's Material must be returned with complete identification in accordance with instructions furnished by Westinghouse. In no event will Westinghouse be responsible for Equipment or Purchaser's Material returned without proper authorization and identification.

20.   Miscellaneous Provisions

A.    Shipment Dates

      Shipment dates are the dates the Equipment or Purchaser's Material will be ready for shipment from the factory and are predicated on the prompt receipt by Westinghouse of all information necessary to commence and complete the work, without delay or interruption.

B.    Waivers

      The failure of either party to enforce at any time any of the provisions of the Agreement or to require at any time performance by the other party of any of such provisions, shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of the Agreement or any parts thereof, or the right of either party thereafter to enforce each and every provision.

C.    Modification

      No waiver, modification, or amendment of any of the provisions of the Agreement shall be binding unless it is in writing and signed by duly authorized rep-

                                                                  Selling Policy
                                                                  1270
                                                                  Page 7

[LOGO]

      representatives of both parties.

D.    Headings

      The headings used in the Agreement are not to be construed as modifying, limiting or expanding in any way the scope or extent of the provisions in the Agreement.

E.    Assignment

      The Agreement will not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld. Any purported assignment without such prior written consent shall be null and void.

F.    Governing Law

      The Agreement will be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without application of its choice-of-law rules.

G.    Integration

      The Agreement contains the entire agreement and understanding between the parties as to the subject matter of the Agreement, and merges and supersedes all prior agreements, commitments, representations, writings, and discussions between them. Neither of the parties will be bound by any prior obligations, conditions, warranties, or representations with respect to the subject matter of the Agreement.

H.    Survival

      The provisions entitled "Additional Conditions Applicable to Nuclear Installations", "Proprietary Information", Limitation of Liability" and "Transfer" shall survive termination, expiration or cancellation of the Agreement.

                                   - Page i -
                       Service Bulletin PH-36803, Rev. 7

================================================================================
[LOGO]
                                SERVICE BULLETIN                        PH-36803

Section: 02 General

Combustion Turbine Maintenance and Inspection Intervals

--------------------------------------------------------------------------------
Rev. No: 7        Rev. Date: 4/22/97      Created: 07/03/73    Page: Cover Sheet

--------------------------------------------------------------------------------

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

================================================================================

                        Notice to Service Bulletin Users

This Combustion Turbine Service Bulletin has been distributed to customers of Westinghouse, without charge, as a Proprietary Class 3 document. The purpose of this publication is to provide combustion turbine users with information considered useful in the maintenance and operation of Westinghouse combustion turbines. The information in this bulletin represents a compendium of ideas and experiences by Combustion Turbine Engineering, Energy Services Division, other Westinghouse Divisions, Westinghouse suppliers, and customers. These publications are provided to the user so that they will ultimately translate into improved reliability, efficiency, and maintainability.

Westinghouse reserves the right to withdraw any publication at any time without notice. Westinghouse does not warrant applicability to any specific combustion turbine engine (or system) since service bulletins are written to apply to most, not necessarily all, combustion turbines in most circumstances. In addition, Westinghouse has no control over the implementation of a service bulletin or the mechanical configuration of customer-owned and maintained equipment.

It is the sole responsibility of the user to carefully consider the data set forth in the service bulletin, to determine if the information is specifically appropriate to the user's specific engine (or system) in a particular circumstance, and to exercise reasonable care and skill in the implementation of the suggestions provided therein.

NO WARRANTY, EXPRESSED OR IMPLIED, IS MADE FOR THE INFORMATION AND DESCRIPTIONS CONTAINED HEREIN WITH RESPECT TO TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY.

Westinghouse will not be responsible in contract, in tort (including negligence), or otherwise for loss of use of equipment or plant, cost of capital, infringement of patents, loss of profit or revenues, cost of replacement power. ADDITIONAL expenses in the use of existing power facilities, claims against the user by his customers or any special, indirect, incidental, or consequential damage or loss whatsoever. Under no circumstance will any information in this service bulletin become part of, modify, or negate in any way any previous agreements, contracts, or commitments unless both the user and Westinghouse agree in writing.

While Westinghouse does sincerely attempt to eliminate errors and inaccuracies, on occasion Westinghouse finds it necessary to correct, clarify, and even withdraw information as experience is gained and feedback is received from the field. Your constructive criticism and comments can help us to provide more useful publications in the future.

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 1 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

[LOGO]

                                SERVICE BULLETIN                      P11-3 6803

Section: 02 General

Combustion Turbine Maintenance and Inspection Intervals

--------------------------------------------------------------------------------
Rev. No: 7        Rev. Date: 4/22/97      Created: 07/03/73       Page: 1/17
--------------------------------------------------------------------------------

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

REASON FOR BULLETIN

      To provide the current recommendations for combustion turbine inspection intervals and inspection requirements

BULLETIN APPLIES TO

      All Frames through 501G. Recommendations are included for specific models or frames.

      This bulletin supersedes TIB PH87-67, TIB PH88-103, and TIB PH92-126. Also see related service bulletins PH39405 and PH37807.

TABLE OF CONTENTS                                                           Page

      Scope and General Information .......................................... 2
      Instructions and Special Instructions .................................. 3

      Parts and Materials .................................................... 3

            Procedure 1.   How to Compile Operating History .................. 4
                           Figure 1-1. Definitions of Inspections ............ 6

            Procedure 2.   How to Select an Inspection Interval Table
                           for Your Unit ..................................... 8
                           Tables 2-1 - 2-4, Recommended Inspection
                           Intervals .................................... 9 - 12

            Procedure 3.   How to Calculate Equivalent Hours
                           (EBH or Equivalent Base Hours) for Each Type
                           of Fuel .......................................... 13
                      3A.  How to Calculate Total Equivalent Hours
                           (EBH) from Multiple Fuels ........................ 14

            Procedure 4.   How to Calculate Equivalent Starts (ES) .......... 15
                           Figure 4-1. Fuel Factors, Trip Factors, &
                           Load Change Factors .............................. 17

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 2 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

SCOPE AND GENERAL GUIDELINES

      Scope:

            In addition to recommending inspection intervals, this bulletin provides these guidelines and procedures:

            o     How to compile required operating history

            o How to select and use the correct inspection interval table for your unit

            o How to calculate equivalent operating hours (EBH or Equivalent Base Hours) and equivalent starts (ES)

            o How to convert mixed-load operation hours and mixed-fuel operation hours

            o     How to convert starts, trips, and load changes

            o Definitions of starts, trips, load changes, and inspection types

      General Guidelines:

            Be sure to consider all of these factors:

            o Inspection recommendations are based upon a combination of factors, including: model or frame number, fuel type, number of operating hours, number of starts, types of starts, whether operation or starts were performed using a single fuel or multiple fuels, number of instantaneous changes in load, and the number of trips from load.

            o Guidelines are based on the assumption that the units have been operated and maintained according to Westinghouse operation and maintenance recommendations, and that an operating history for the unit has been compiled.

            o Operators should perform inspections at least as frequently as these recommended intervals, but some site-specific operating conditions may suggest more frequent and stringent inspection or maintenance practices.

            Westinghouse, a world leader in combustion turbine manufacture and repair, can provide quotations on specific information or services that you may request as a result of this bulletin.

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 3 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

INSTRUCTIONS

      o All owners/operators of the Westinghouse combustion turbines models identified on page 1 should implement, as a minimum, the inspection schedule guidelines in this document.

      o If you have questions about how these instructions affect your particular unit, contact Westinghouse.

      o To determine when your unit requires inspection, follow these instructions:

--------------------------------------------------------------------------------

      Step 1. Compile an operating history. (See Procedure 1, pages 4 and 5.)

      Step 2. Refer to the definitions of Inspections. (See Figure 1-1, pages 6 and 7.)

      Step 3. Select the inspection table that is appropriate for your unit.
              (See Procedure 2, pages 8-12.)

      Step 4. Calculate equivalent hours (EBH or Equivalent Base Hours) as required by the inspection table. (See Procedure 3, pages 13 and 14.)

      Step 5. Calculate equivalent starts (ES) as required by the inspection table. (See Procedure 4, pages 15-17.)

      Step 6. Apply the EBH and ES to the inspection table, and perform the inspections recommended. (See Figure 1-1, pages 6 and 7.)

--------------------------------------------------------------------------------

SPECIAL INSTRUCTIONS

      The inspections and intervals stated in this bulletin may be modified or supplemented by special instructions. These include any additional requirements specified by Customer Advisory Letters (CALs), Product Improvement Bulletins (PIBs), and Service Bulletins (SBs) as recommended in outage planning instructions and in outage plans established for a specific unit.

PARTS AND MATERIALS

      Parts Required and Source:
            See applicable instruction books or renewal parts manuals provided with unit.
      Special Tools Required:
            See applicable instruction books and service bulletins for tools to be used during inspection.
      Disposition of Removed Material:
            See Service Bulletin PH37405 for instructions about the return of materials.

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 4 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

                 Procedure 1. How to Compile Operating History

Use The Spreadsheet on Page 5 to Compile Unit Operating History:

1. Use the Operating History Spreadsheet on page 5 to collect operating data.

      Keep an accurate running total of these parameters for each fuel:
      o     Operating Hours
                  Part Load Hours
                  Base Load Hours
                  Peak Load Hours
                  System Reserve Hours
      o     Successful Starts
                  Normal Starts
                  Intermediate Starts
                  Fast Starts
      o     Fired Aborts
      o     Trips From Load (since last hot path inspection)
                  Load at which each trip occurred
      o     Instantaneous Load Changes (since last hot path inspection)
                  Load at which each load change occurred

2. Maintain a running total of equivalent operating hours (EBS) and equivalent starts (ES), by performing the calculations explained in Procedures 3.3A. and 4.

3.    Monitor the running totals on the spreadsheet.
      Continuously compare the running totals against inspection interval tables.

--------------------------------------------------------------------------------
                                      Note

      Unit operating history should be tracked based on operator's log records. The counters installed on existing units are not configured to track operating history data at the level of detail required by this procedure.

--------------------------------------------------------------------------------

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 5 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

Procedure I (Cont.)

                         OPERATING HISTORY SPREADSHEET

--------------------------------------------------------------------------------
OPERATING HOURS (TRACK SEPARATELY FOR EACH FUEL.)
--------------------------------------------------------------------------------
      LOAD             NATURAL GAS/    DISTILLATE OIL       CRUDE / RESIDUAL OIL
                          PROPANE
--------------------------------------------------------------------------------
      PART LOAD
--------------------------------------------------------------------------------
      BASE LOAD
--------------------------------------------------------------------------------
      PEAK LOAD
--------------------------------------------------------------------------------
      SYSTEM RESERVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STARTS (TRACK SEPARATELY FOR EACH FUEL.)
--------------------------------------------------------------------------------
   TYPE OF START        NATURAL        DISTILLATE OIL     CRUDE / RESIDUAL OIL
                      GAS/PROPANE                         WITH STARTING FUEL:
                                                      --------------------------
                                                      NATURAL GAS DISTILLATE OIL
--------------------------------------------------------------------------------
   NORMAL START
--------------------------------------------------------------------------------
   INTERMED. START
--------------------------------------------------------------------------------
   FAST START
--------------------------------------------------------------------------------
   FIRED ABORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TRIPS FROM LOAD (TRACK SEPARATELY FOR EACH FUEL.)
Note: Record only those that have occurred since last hot path inspection.
--------------------------------------------------------------------------------
      LOAD                       NATURAL       DISTILLATE OIL   CRUDE / RESIDUAL
AT WHICH CHANGE OCCURRED**    GAS/PROPANE
--------------------------------------------------------------------------------
GREATER THAN BASE LOAD*
--------------------------------------------------------------------------------
76 - 100% (OF BASE LOAD)
--------------------------------------------------------------------------------
51 - 75% (OF BASE LOAD)
--------------------------------------------------------------------------------
26 - 50% (OF BASE LOAD)
--------------------------------------------------------------------------------
UP TO 25% (OF BASE LOAD)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INSTANTANEOUS LOAD CHANGES          (TRACK SEPARATELY FOR EACH FUEL.)

Note: Record only those that have occurred since last hot path inspection.
--------------------------------------------------------------------------------
      LOAD                       NATURAL       DISTILLATE OIL   CRUDE / RESIDUAL
AT WHICH CHANGE OCCURRED      GAS/PROPANE
--------------------------------------------------------------------------------
GREATER THAN BASE LOAD*
--------------------------------------------------------------------------------
76 - 100% (OF BASE LOAD)
--------------------------------------------------------------------------------
51 - 75% (OF BASE LOAD)
--------------------------------------------------------------------------------
26 - 50% (OF BASE LOAD)
--------------------------------------------------------------------------------
UP TO 25% (OF BASE LOAD)
--------------------------------------------------------------------------------

* Record load and load change for each event that occurs at greater than base load.

** Should be counted as a full load trip if the trip occurs on a combined cycle unit that is operating on external control (IGVs modulated at reduced load to maintain exhaust temperature at upper limit).

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.

                                   - Page 6 -
                       Service Bulletin PH-36803, Rev. 7

    Westinghouse Electric Corporation, Orlando, FL. USA Proprietary Class 3
          Information. Use this document solely for the purpose given.

Do not disclose, reproduce, or use otherwise without the written consent of WEC.
                 Copyright(c) 1997 by WEC. All Rights Reserved.

--------------------------------------------------------------------------------

                     Figure 1-1. Definitions of Inspections

Inspection Categories

These are overall descriptions of inspections. For detailed information and instructions, consult applicable books and procedures issued by Westinghouse.

o     Running Inspections
      Performed while the unit is operating.
o     Combustion Section (Minor Combustor)
      Involves the fuel nozzle assemblies, and the interior surface of the combustors and transitions (through the nozzle openings).
o     Combustion Section (Major Combustor)
      Involves all combustor and turbine end components that are accessible without performing a cover lift
o     Turbine Section (Hot-Path)
      Involves a major combustor inspection, plus inspection of the remainder of the turbine hot gas path, with removal of appropriate cylinder cover and blade rings.
o     Major
      Comprehensive inspection: includes a turbine section (hot-path) inspection, plus lifting of the inlet compressor, and compressor-combustor cylinder covers.

RUNNING INSPECTIONS

      The running inspection is performed while the unit is operating. This inspection involves monitoring various engine operating parameters to identify changes from a new or clean / overhaul condition.

      Engine monitoring includes, but is not be limited to:

            o     Blade path temperatures, spreads, and trends

            o     Exhaust temperatures

            o     Disc cavity temperatures

            o     Vibration levels and trends

            o     Bearing temperatures and oil pressure

            o     Compressor fouling

            o     Combustor shell pressure.

      During normal operation, the operating data should be monitored and trended. An abnormal reading or trend in the direction of a problem area in any parameter should prompt an investigation and the correction of the cause (even if data levels are still within acceptable ranges).

    Copyright(c) Westinghouse Electric Corporation 1997: All Rights Reserved.